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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-77803, 333-69141, 333-55642, 333-39736) and
Forms S-3 (Nos. 333-82239, 333-63306) of Identix Incorporated of our report dated August 1, 2001, except for Note 14 which is as of September 17, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
September 25, 2001